Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Janus Living, Inc. of our report dated February 27, 2026 relating to the financial statements of Janus Living Predecessor, appearing in Registration Statement No. 333-293835 on Form S-11, as amended, of Janus Living, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

March 20, 2026